Public Company Management Corporation Expands Earnings Call to Include Fiscal Year-End

LAS VEGAS, NV – Public Company Management Corporation (OTC BB: PUBC) invites you to listen to its Earnings Call Monday, December 13, 2004 at 4:30pm EST.  PCMC recently changed its fiscal year to end on September 30, so the call will discuss the company’s audited financial statements and financial results for Fiscal Year 2004, a nine-month period ending September 20, 2004, due to the change in reporting.

To pre-register for this event, please visit www.PublicCompanyManagement.com/Q3earnings.  By pre-registering, you will be reminded via e-mail of the event.  Attendees of the event will receive a free white paper on the importance of reverse listings to the economic vitality of the U.S. economy, “Reverse Listings: A Policy Primer”, valued at $129.95.

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WHAT: Public Company Management Fiscal Year 2004 and Audited Financial Earnings Call

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WHEN: Monday, December 13, 2004, 4:30pm EST, for approximately 1 hour.

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WHERE: www.PublicCompanyManagement.com/Q3earnings

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HOW: Live, over the Internet.  Simply visit the above URL above.  You must have speakers or headphones on your computer to hear the audio. Questions may be sent in via the webcast interface, email, fax, or called in via phone.

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CONTACT: Ginger Derrickson, 765-482-6418  or  IR@PublicCompanyManagement.com

About Public Company Management Corporation
Public Company Management Corporation (OTC BB: PUBC) helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets.  PCMC supports the full lifecycle of entering the public market:

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Education - Pubco White Papers (www.PubcoWhitePapers.com), a subsidiary of PCMC, hosts a comprehensive body of knowledge on private and public equity markets.  Go Public Today (www.GoPublicToday.com), another PCMC subsidiary, offers qualified entrepreneurs and senior executives free consultations with a Registered Investment Adviser. Free consultations regarding mergers, acquisitions and reverse listings are offered through M&A Capital Advisers (www.MACapitalAdvisers.com), an independent licensed broker-dealer.

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Registration and listing - GoPublicToday.com is a Registered Investment Advisory firm that provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB or Pink Sheets.  GoPublicToday.com under its d/b/a Foreign Company Listing, (www.ForeignCompanyListing.com) aids foreign companies in going public in the U.S. markets.

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Regulatory compliance - Public Company Management Services (www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PCMC utilizes a project-centric business model to provide top industry expertise to each client and create a repeatable process for client success.  This approach, combined with the innovative use of technology, gives PCMC a scalable operating capacity and cost structure.  A unique equity-based fee structure minimizes cash outlay for clients, ensures total commitment to client success, and maximizes shareholder value when those clients are successful.

PCMC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

For More Information:
Stephen Brock, President/CEO
Public Company Management Corporation (OTC BB: PUBC)
5770 El Camino Blvd.
Las Vegas, NV 89118
702.222.9076
www.PublicCompanyManagement.com
info@PublicCompanyManagement.com

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.  M&A Capital Advisers is an independent business entity, managed separately by PCMC President, Stephen Brock.